UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2025

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2025, Heritage Nancy Ridge LLC (“Heritage Nancy Ridge”), an indirect and wholly owned subsidiary of Heritage Global Inc. (the “Company”) entered into a promissory note, a business loan agreement and commercial security agreement (collectively, the “Mortgage Loan Agreement”) with C3bank, National Association (the “Lender”). The Mortgage Loan Agreement provides for a $4.1 million term loan (the “Mortgage”). Heritage Nancy Ridge intends to use the proceeds of the Mortgage to purchase real property and the building located at 6130 Nancy Ridge Drive in San Diego, California (the “Nancy Ridge Property”), which will be used as the Company’s future corporate headquarters and as future warehouse and office space for the operations of Heritage Global Partners, Inc., a subsidiary of the Company that operates the Auction and Liquidation segment of the Company.

The maturity date of the Mortgage Loan Agreement is February 5, 2035. The Mortgage Loan Agreement sets the interest rate to accrue at a rate of 6.500% for the first three years of the Mortgage. For the remainder of the term, the Mortgage Loan Agreement sets the interest rate spread and interest rate floor to accrue at a variable interest rate, which is based on the one-month Term SOFR as published daily by CME Group, plus a margin of 2.250%. Additionally, the Mortgage Loan Agreement provides that in the event of prepayment, Heritage Nancy Ridge shall pay the Lender a prepayment fee during the first year of the Mortgage equal to three percent (3%) of the amount prepaid, followed by two percent (2%) of the amount prepaid in year two of the Mortgage, and one percent (1%) of the amount prepaid in year three of the Mortgage.

Heritage Ridge Nancy is the borrower and the Company is the guarantor under the Mortgage Loan Agreement. The Mortgage Loan Agreement is secured by a security interest in the Nancy Ridge Property.

The Mortgage Loan Agreement contains customary affirmative covenants regarding, among other things, the maintenance of records, maintenance of certain insurance coverage, compliance with governmental requirements and maintenance of several financial covenants. The Mortgage Loan Agreement also contains certain customary financial covenants and negative covenants.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: February 12, 2025	By:	/s/ Ross Dove
Name: Ross Dove
Title: Chief Executive Officer